UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

GRAY TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-13796	58-0285030
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE,

Atlanta, GA 30319

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (404) 504-9828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On March 25, 2015, Gray Television, Inc. (the “Company”) issued a press release announcing the pricing of the previously announced issuance and sale by the Company of 12,000,000 shares of the Company’s common stock in an underwritten public offering (the “Offering”). As a component of the Offering, the Company granted the underwriters thereof (the “Underwriters”) a 30-day option to purchase up to 1.8 million additional shares of common stock from the Company (the “Option”). A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

On March 27, 2015, the Underwriters notified the Company of their partial exercise of the Option to purchase 1,511,040 additional shares of common stock of the Company.

The Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-190763) in connection with the Offering:

1.	Underwriting Agreement, dated as of March 25, 2015, by and between the Company and Wells Fargo Securities, LLC, acting as representative of the several underwriters named therein

2.	Opinion of Jones Day

3.	Consent of Jones Day (included in Exhibit 5.1)

On March 31, 2015, the Company issued a press release announcing the closing of the Offering. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

1.1	Underwriting Agreement, dated as of March 25, 2015, by and between Gray Television, Inc. and Wells Fargo Securities, LLC acting as representative of the several underwriters named therein

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

99.1	Press release, dated March 25, 2015

99.2	Press release, dated March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: March 31, 2015	By:	/s/ James C. Ryan
James C. Ryan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

1.1	Underwriting Agreement, dated as of March 25, 2015, by and between Gray Television, Inc. and Wells Fargo Securities, LLC acting as representative of the several underwriters named therein

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

99.1	Press release, dated March 25, 2015

99.2	Press release, dated March 31, 2015